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                                                                      EXHIBIT 15

                     MULTIMEDIA GAMES, INC. AND SUBSIDIARIES
            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Multimedia Games, Inc.
         Registration on Forms S-3 and S-8

We are aware that our report dated August 9, 1999 on our review of the interim financial information of Multimedia Games, Inc. for the periods ended June 30, 1999 and 1998, and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Forms S-3 (File No. 333-16729, 333-28367 and 333-36319) and Form S-8 (File No. 333-23123).


PricewaterhouseCoopers LLP


Tulsa, Oklahoma
August 13, 1999


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